Exhibit 10.8

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of October 29, 2010 (the “Effective Date”) between SILICON VALLEY BANK (“Bank”), and ALPHATEC SPINE, INC., a California corporation (“Alphatec”) and ALPHATEC HOLDINGS, INC., a Delaware corporation (“Parent” and together with Alphatec, each a “Borrower” and collectively, “Borrowers”), amends and restates the terms of that certain Amended and Restated Loan and Security Agreement by and between Bank, as Collateral Agent, Bank identified therein, and Borrowers, dated as of March 26, 2010, as amended from time to time (the “Original Agreement”), and provides the terms on which Bank shall lend to Borrowers and Borrowers shall repay Bank. The parties agree as follows:

1	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. Capitalized terms not otherwise defined in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

2	LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrowers hereby unconditionally promise to pay Bank the outstanding principal amount of all Credit Extensions and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.1.1 Intentionally Omitted.

2.1.2 Revolving Advances.

(a) Availability. Subject to the terms and conditions of this Agreement and to deduction of Reserves, Bank agrees to lend to Borrowers from time to time prior to the Revolving Line Maturity Date, Revolving Advances not exceeding the Availability Amount. Amounts borrowed hereunder may be repaid and, prior to the Revolving Line Maturity Date, reborrowed, subject to the applicable terms and conditions precedent herein.

(b) Termination; Repayment. The Revolving Line terminates on the Revolving Line Maturity Date, when the principal amount of all Revolving Advances, the unpaid interest thereon, and all other Obligations relating to the Revolving Line (including but not limited to the Revolving Line Termination Fee) shall be immediately due and payable.

2.1.3 Letters of Credit Sublimit.

(a) Letters of Credit. As part of the Revolving Line, Bank shall issue or have issued Letters of Credit for Borrowers’ account. Such aggregate amounts utilized hereunder shall at all times reduce the amount otherwise available for Revolving Advances under the Revolving Line. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed [***], inclusive of Credit Extensions relating to Sections 2.1.4 and 2.1.5. The aggregate amount available to be used for the issuance of Letters of Credit may not exceed (i) the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus (ii) the outstanding principal amount of any Revolving Advances (including any amounts used for Cash Management Services and the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) and minus (iii) the FX Reduction Amount. If, on the Revolving Line Maturity Date, there are any outstanding Letters of Credit, then on such date Borrowers shall provide to Agent cash collateral in an amount equal to one hundred five percent (105%) of the face amount of all such Letters of Credit plus all interest, fees, and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to said Letters of Credit. All Letters of

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank’s standard Application and Letter of Credit Agreement (the “Letter of Credit Application”). Borrowers agree to execute any further documentation in connection with the Letters of Credit as Bank may reasonably request. Borrowers further agree to be bound by the regulations and interpretations of the issuer of any Letters of Credit guarantied by Bank and opened for Borrowers’ account or by Bank’s interpretations of any Letter of Credit issued by Bank for Borrowers’ account, and Borrowers understand and agree that Bank shall not be liable for any error, negligence, or mistake, made in good faith whether of omission or commission, in following Borrowers’ instructions or those contained in the Letters of Credit or any modifications, amendments, or supplements thereto.

(b) Borrowers may request that Bank issue a Letter of Credit payable in a Foreign Currency. If a demand for payment is made under any such Letter of Credit, Bank shall treat such demand as a Revolving Advance to Borrowers of the equivalent of the amount thereof (plus fees and charges in connection therewith such as wire, cable, SWIFT or similar charges) in Dollars at the then-prevailing rate of exchange in San Francisco, California, for sales of the Foreign Currency for transfer to the country issuing such Foreign Currency.

(c) To guard against fluctuations in currency exchange rates, upon the issuance of any Letter of Credit payable in a Foreign Currency, Bank shall create a reserve (the “Letter of Credit Reserve”) under the Revolving Line in an amount equal to ten percent (10%) of the face amount of such Letter of Credit. The amount of the Letter of Credit Reserve may be adjusted by Bank from time to time to account for fluctuations in the exchange rate. The availability of funds under the Revolving Line shall be reduced by the amount of such Letter of Credit Reserve for as long as such Letter of Credit remains outstanding.

2.1.4 Foreign Exchange Sublimit. As part of the Revolving Line, Borrowers may enter into foreign exchange contracts with Bank under which Borrowers commit to purchase from or sell to Bank a specific amount of Foreign Currency (each, a “FX Forward Contract”) on a specified date (the “Settlement Date”). FX Forward Contracts shall have a Settlement Date of at least one (1) FX Business Day after the contract date and shall be subject to a reserve of ten percent (10%) of each outstanding FX Forward Contract in a maximum aggregate amount equal to [***] (such maximum shall be the “FX Reserve”). The aggregate amount of FX Forward Contracts at any one time may not exceed ten (10) times the amount of the FX Reserve. The amount otherwise available for Credit Extensions under the Revolving Line shall be reduced by an amount equal to ten percent (10%) of each outstanding FX Forward Contract (the “FX Reduction Amount”). Any amounts that are not paid by Borrowers for any FX Forward Contracts will be treated as Revolving Advances under the Revolving Line under the Revolving Facility and will accrue interest at the interest rate applicable to Revolving Advances.

2.1.5 Cash Management Services Sublimit. Borrowers may use up to Two Hundred Thousand Dollars ($200,000), inclusive of Credit Extensions relating to Sections 2.1.3 and 2.1.4 of the Revolving Line for Bank’s cash management services which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in Bank’s various cash management services agreements (collectively, the “Cash Management Services”).

2.2 Overadvances. If, at any time, the sum of (a) the outstanding principal amount of any Revolving Advances (including any amounts used for Cash Management Services), plus (b) the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve), plus (c) the FX Reduction Amount, exceeds the lesser of either the Revolving Line or the Borrowing Base plus the Non-Formula Amount (such amount being an “Overadvance”), Borrowers shall immediately pay to Bank in cash the amount of such Overadvance. Without limiting Borrowers’ obligation to repay Bank any amount of the Overadvance, Borrowers agree to pay Bank interest on the outstanding amount of any Overadvance, on demand, at the Default Rate.

2.3 Lockbox; Account Collection Services.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) From and after the Effective Date, Borrowers shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”). It will be considered an immediate Event of Default if the Lockbox is not set-up and operational as of the date set forth in the preceding sentence.

(b) Upon receipt by a Borrower of proceeds of Accounts not directed to the Lockbox, if any, such Borrower shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal. Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within three (3) Business Days of receipt of such amounts by Bank, Bank will turn over to Borrowers the proceeds of the Accounts, less any amounts due to Bank, other fees and expenses, or otherwise. This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein. All Accounts and the proceeds thereof are Collateral and if an Event of Default occurs, Bank may apply the proceeds of such Accounts to the Obligations. Without limiting the foregoing, the Lockbox (and the amounts in the Lockbox) shall be subject to a “lock box control” agreement which will provide for, among other things the establishment of “control” within the meaning of Article 9 of the UCC. Unless an Event of Default has occurred and is continuing, the Borrowers shall have immediate and full access to any funds held in the Lockbox account and such funds shall not be subject to any conditions or restrictions whatsoever other than those of the Bank and as provided in this Agreement and related documents; provided, however, that nothing herein shall (i) affect or reduce Borrowers’ obligations to pay in full all amounts due to Bank under this Agreement, or (ii) in any manner limit the recourse of Bank to the Collateral to satisfy the Borrowers’ Obligations.

2.4 Payment of Interest on the Credit Extensions.

(a) Interest Rates. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a per annum rate equal to (x) during the period when the Tier 1 AQR is in effect, [***]; (y) during the period when the Tier 2 AQR is in effect, [***]; and (z) during the period when the Tier 3 AQR is in effect, the greater of (A) [***] and (B) [***]; in each case, which interest shall be payable monthly.

(b) Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations shall bear interest at a rate per annum which is five percentage points above the rate effective immediately before the Event of Default (but in no event in excess of the maximum rate permitted by then applicable law) (the “Default Rate”). Payment or acceptance of the increased interest rate provided in this Section 2.4(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c) Adjustment to Interest Rate. Changes to the interest rate of any Credit Extension (accruing interest at the Prime Rate) based on changes to the Prime Rate shall be effective on the effective date of any change to the Prime Rate and to the extent of any such change.

(d) 360-Day Year. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(e) Debit of Accounts. Bank may debit any of Borrowers’ deposit accounts, including the Designated Deposit Account, for principal and interest payments or any other amounts Borrowers owe Bank when due. These debits shall not constitute a set-off.

(f) Minimum Monthly Interest. In the event the aggregate amount of interest earned by Bank in any month (exclusive of any unused line fees, or any other fees and charges hereunder) is less than [***] (the “Minimum Monthly Interest”), Borrowers shall pay Bank an amount, payable on the last day of such month, in an amount equal to the (i) Minimum Monthly Interest minus (ii) the aggregate amount of all interest earned by Bank (exclusive of any unused line fees, or any other fees and charges hereunder) in such month. Without limiting the foregoing, in the event this Agreement is terminated, and/or the Obligations are accelerated, before the

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Revolving Line Maturity Date, Borrowers shall pay to Bank, in addition to all other amounts due under this Agreement, all Minimum Monthly Interest payments owed through such date of termination and/or acceleration and from such date through the Revolving Line Maturity Date, calculated based upon the interest rate in effect at the time of termination or acceleration.

(g) Payments; Interest Computation; Float Charge. Unless otherwise provided, interest is payable monthly on the first calendar day of each month. In computing interest on the Obligations, all Payments received after 1:00 p.m. Pacific time on any day shall be deemed received on the next Business Day. Bank shall not, however, be required to credit Borrowers’ account for the amount of any item of payment which is unsatisfactory to Bank in its good faith business judgment, and Bank may charge Borrowers’ Designated Deposit Account for the amount of any item of payment which is returned to Bank unpaid.

2.5 Fees. Borrowers shall pay to Bank:

(a) Revolving Commitment Fee. A fully earned, non-refundable commitment fee on account of the Revolving Line in the amount of [***] (the “Revolving Commitment Fee”), paid as follows: (i) [***] on the Effective Date; (ii) an additional [***] on the first anniversary of the Effective Date; and (iii) an additional [***] on the second anniversary of the Effective Date; provided that, in the event this Agreement is terminated, and/or the Obligations are accelerated, before the Revolving Line Maturity Date, Borrowers shall pay to Bank, in addition to all other amounts due hereunder, any unpaid amount of the Revolving Commitment Fee;

(b) Revolving Line Termination Fee. The Revolving Line Termination Fee, if and when due hereunder; and

(c) Bank Expenses. All Bank Expenses (including reasonable attorneys’ fees and reasonable expenses incurred in connection with the documentation and negotiation of this Agreement) incurred through and after the Effective Date, when due.

3	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation:

(a) duly executed original signatures to the Loan Documents;

(b) duly executed original signatures to the Control Agreements, if any;

(c) the Operating Documents and a good standing certificate of each Borrower certified by the Secretary of State of the states of organization and qualification to do business as of a date no earlier than thirty (30) days prior to the Effective Date;

(d) duly executed original signatures to the completed Borrowing Resolutions for each Borrower;

(e) a payoff letter with respect to (i) the Original Agreement and (ii) the credit facility provided to Scient’x from Oxford Finance Corporation; together with evidence of the termination of all Liens and security interests in favor of Oxford Finance Corporation (with respect to (i) and (ii));

(f) to the extent not previously provided to the Bank, the certificate(s) for the Shares, together with stock powers, duly executed in blank by the applicable Borrower;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(g) certified copies, dated as of a recent date, of financing statement searches, as Bank shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Credit Extension, will be terminated or released;

(h) to the extent not previously provided to the Bank, landlord’s consents for each of Borrowers’ leased properties executed in favor of Bank;

(i) a legal opinion of Borrowers’ counsel dated as of the Effective Date together with the duly executed original signatures thereto;

(j) a Perfection Certificate executed by Parent;

(k) evidence satisfactory to Bank that the insurance policies required by Section 6.7 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Bank; and

(l) payment of the fees and Bank Expenses then due as specified in Section 2.5 hereof.

3.2 Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension, including the initial Credit Extension, are subject to the following:

(a) Alphatec shall have duly executed and delivered to Bank a Payment/Advance Form, together with an executed Transaction Report;

(b) Borrowers shall have duly executed and delivered to Bank a Note in the amount of the Revolving Line;

(c) the representations and warranties in Section 5 shall be true in all material respects on the date of the Payment/Advance Form and the Transaction Report and on the Funding Date of each Credit Extension; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Default or Event of Default shall have occurred and be continuing or result from the Credit Extension. Each Credit Extension is each Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(d) receipt of and approval by Bank of an updated Perfection Certificate(s) executed by Parent, which shall include any additional information that shall be necessary to make such Perfection Certificates complete and correct in all material respects as of the date of such Credit Extension; provided that such approval will not be unreasonably withheld due to immaterial changes from the prior Perfection Certificate(s) provided to Bank; and

(e) in Bank’s reasonable discretion, there has not been a Material Adverse Change.

3.3 Covenant to Deliver.

Each Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition to any Credit Extension. Each Borrower expressly agrees that the extension of a Credit Extension

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of such Borrower’s obligation to deliver such item, and any such extension in the absence of a required item shall be in Bank’s sole discretion.

3.4 Procedures for Borrowing. Subject to the prior satisfaction of all other applicable conditions to the making of a Revolving Advance set forth in this Agreement, to obtain a Revolving Advance, Alphatec shall notify Bank by electronic mail, facsimile, or telephone by 12:00 p.m. Pacific time on the Funding Date of the Revolving Advance. Together with such notification, Alphatec must promptly deliver to Bank by electronic mail or facsimile a completed Transaction Report executed by a Responsible Officer or his or her designee. Bank shall credit Revolving Advances to the Designated Deposit Account. Bank may make Revolving Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Revolving Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank reasonably believes is a Responsible Officer or designee. Borrowers shall indemnify Bank for any loss Bank suffers due to such reliance.

4	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Each Borrower hereby grants to the Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Each Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority under this Agreement). If a Borrower shall acquire a commercial tort claim (as defined in the Code), such Borrower shall promptly notify Bank in a writing signed by such Borrower of the general details thereof (and further details as may be required by Bank) and grant to Bank, in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank.

If this Agreement is terminated, Bank’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash. Upon payment in full in cash of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank’s shall, at Borrowers’ sole cost and expense, promptly release its Liens in the Collateral and all rights therein shall revert to Borrowers.

4.2 Authorization to File Financing Statements. Each Borrower hereby authorizes Bank’s to file financing statements, without notice to either Borrower, with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either a Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

4.3 Pledge of Collateral. Each Borrower hereby pledges, assigns and grants to the Bank, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Effective Date, the certificate or certificates for the Shares will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by the applicable Borrower. To the extent required by the terms and conditions governing the Shares, the applicable Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of the Bank and cause new certificates representing such securities to be issued in the name of Bank or their transferee. Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the perfection of Bank’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, Borrowers shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

4.4 Parallel Debt.

(a) For the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by the Borrowers under or pursuant to the Loan Documents the Borrowers hereby irrevocably and unconditionally undertake, as an abstract obligation (abstraktes Schuldversprechen), to pay to Bank amounts equal to and in the currency of the Obligations from time to time due in accordance with the terms and conditions of the Loan Documents and irrespective of any discharge of an obligor’s obligation to pay such amounts resulting from a failure by Bank to take appropriate steps in insolvency, bankruptcy or similar proceedings affecting an obligor to preserve its respective right to be paid those amounts (such payment undertaking and the obligations and liabilities which are the result thereof the “Parallel Debt”).

(b) The Borrowers and the Bank acknowledge that:

(i) for this purpose the Parallel Debt constitutes undertakings, obligations and liabilities of the Borrowers to Bank under the Loan Documents which are separate and independent from and without prejudice to, the corresponding Obligations which the Borrowers have to Bank; and

(ii) that the Parallel Debt represents Bank’s own claims to receive payment of the Parallel Debt, provided that the total amount which may become due under the Parallel Debt shall never exceed the total amount which may otherwise become due as Obligations.

(c) Every payment of monies made by the Borrowers to the Bank shall be in satisfaction pro tanto of the Parallel Debt, provided that if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application Bank, shall be entitled to receive the avoided or reduced amount of such payment from the Borrowers and the Borrowers shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

(d) Subject to the provision of this sub-clause (d), but notwithstanding any of the other provisions of this Section 4.4:

(i) the total amount due and payable as Parallel Debt under this Section 4.4 shall be decreased to the extent that an obligor pays any amounts to the Bank or any of them as a payment for the Obligations or the Bank otherwise receives any amount in payment of (a part of) the Obligations; and

(ii) to the extent that any obligor shall have paid any amounts to the Bank under the Parallel Debt or the Bank shall have otherwise received monies in payment of the Parallel Debt, the total amount due and payable by any obligor on account of the Obligations shall be decreased as if said amounts were received directly in payment of the Obligations.

Notwithstanding Section 11 of this Agreement with respect to choice of law, this Section 4.4 shall be governed by German law.

5	REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants as follows:

5.1 Due Organization and Authorization. Borrower and each of its Subsidiaries, if any, are duly existing and in good standing, as Registered Organizations in their respective jurisdictions of formation and are qualified and licensed to do business and are in good standing in any jurisdiction in which the conduct of their

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

business or their ownership of property requires that they be qualified except where the failure to do so could not reasonably be expected to have a material adverse effect on Borrower’s business. In connection with this Agreement, Parent has delivered to Bank a completed perfection certificate signed by Parent (as may be updated from time to time in accordance with Section 3.2(d), the “Perfection Certificate”). Borrower represents and warrants that (a) Borrower’s exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; (b) Borrower is an organization of the type and is organized in the jurisdiction set forth in the Perfection Certificate; (c) the Perfection Certificate accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; (d) the Perfection Certificate accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address (if different than its chief executive office); (e) Borrower (and each of its predecessors) has not, in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction; and (f) all other information set forth on the Perfection Certificate pertaining to Borrower and each of its Subsidiaries is accurate and complete. If Borrower is not now a Registered Organization but later becomes one, Borrower shall promptly notify Bank of such occurrence and provide Bank with Borrower’s organizational identification number.

The execution, delivery and performance by Borrower of the Loan Documents to which it is a party have been duly authorized, and do not (i) conflict with any of Borrower’s Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its Subsidiaries or any of their property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect and except for filings with the Securities Exchange Commission or NASDAQ, which shall be made following closing) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which it is a party or by which it is bound in which the default could have a material adverse effect on Borrower’s business.

5.2 Collateral. Borrower has good title to, has rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Borrower has no deposit accounts other than the deposit accounts with Bank, the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which Borrower has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.

Other than with respect to Consigned Collateral, none of the Collateral is in the possession of any third party bailee. None of the components of the Collateral (other than the Consigned Collateral) shall be maintained at locations other than as provided in the Perfection Certificate or as Borrower has given Bank notice pursuant to Section 7.2. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral (other than the Consigned Collateral) to a bailee, then Borrower will first receive the written consent of Bank, such consent not to be unreasonably withheld, and such bailee must execute and deliver a bailee agreement in form and substance satisfactory to Bank in its sole discretion.

For each Account with respect to which Revolving Advances are requested, on the date each Revolving Advance is requested and made, such Account shall be an Eligible Account.

All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Eligible Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of each Borrower’s Books are genuine and in all respects what they purport to be. Whether or not an Event of Default has occurred and is continuing, Bank may notify any Account Debtor owing a Borrower money of Bank’s security interest in such funds and verify the amount of such Eligible Account. All sales and other transactions underlying or giving rise to each Eligible Account shall comply in all material respects with all applicable laws and governmental rules and regulations. No Borrower has any actual knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are Eligible Accounts in any Transaction Report. To the best of each Borrower’s knowledge, all signatures and endorsements on all documents, instruments,

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

and agreements relating to all Eligible Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

All Inventory is in all material respects of good and marketable quality, free from material defects. For any item of Inventory consisting of Eligible Inventory in any Transaction Report, such Inventory (i) consists of finished goods, in good, new, and salable condition, which is not perishable, returned, consigned, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; and (v) is located at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or any location permitted under Section 7.2).

Borrower is the sole owner of its intellectual property, except for non-exclusive licenses granted to its customers in the ordinary course of business. Except as set forth in the Perfection Certificate, to the best of Borrower’s knowledge each patent is valid and enforceable, and no part of the intellectual property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrower’s knowledge, no claim has been made that any part of the intellectual property violates the rights of any third party except to the extent such claim could not reasonably be expected to have a material adverse effect on Borrower’s business. Except as noted on the Perfection Certificate, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral. Borrower shall provide written notice to Bank within ten (10) days of entering or becoming bound by any such license or agreement (other than over-the-counter software that is commercially available to the public). Borrower shall take such steps as Bank reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (x) all such licenses or agreements to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future, and (y) Bank to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under this Agreement and the other Loan Documents.

5.3 Litigation. Other than as set forth in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Five Hundred Thousand Dollars ($500,000).

5.4 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any of its Subsidiaries delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5 Solvency. The fair salable value of Borrower’s assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

5.6 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a material adverse effect on its business. None of Borrower’s or any of its Subsidiaries’ properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each of its Subsidiaries have (i) obtained all consents, approvals and authorizations of, (ii) made all declarations or filings with, and (iii) given all notices to, all Government Authorities that, in the case of each of (i), (ii) and (iii) above, are necessary to continue their respective businesses as currently conducted.

5.7 Subsidiaries; Investments. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed all required tax returns and reports, and Borrower and its Subsidiaries have timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may defer payment of any contested taxes, provided that Borrower (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (b) notifies Bank in writing of the commencement of, and any material development in, the proceedings, (c) posts bonds or takes any other steps required to prevent the governmental authority levying such contested taxes from obtaining a Lien upon any of the Collateral that is other than a “Permitted Lien”. Borrower is unaware of any claims or adjustments proposed for any of Borrower’s prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

5.9 Use of Proceeds. Borrower shall use the proceeds of the Credit Extensions solely as working capital, for strategic acquisitions, licenses and to fund its general business requirements and not for personal, family, household or agricultural purposes.

5.10 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6	AFFIRMATIVE COVENANTS

Each Borrower shall do all of the following:

6.1 Government Compliance.

(a) Maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business.

(b) Obtain all of the Governmental Approvals necessary for the performance by Borrower of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank, in all of its property. Borrower shall promptly provide copies of any such obtained Governmental Approvals to Bank.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2 Financial Statements, Reports, Certificates.

(a) Alphatec shall provide Bank with the following:

(i) within twenty (20) days after the end of each month, (A) a Transaction Report (and any schedules related thereto) (if Borrower’s Adjusted Quick Ratio is greater than [***]), (B) monthly accounts receivable agings, aged by invoice date, (C) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, (D) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports and general ledger, (E) monthly perpetual inventory reports for Inventory valued on a first-in, first-out basis at the lower of cost or market (in accordance with GAAP) or such other inventory reports as are requested by Bank in its good faith business judgment; (F) a deferred revenue schedule; and (G) a report of the location, holders and value of all Consigned Collateral.

(ii) as soon as available, and in any event within thirty (30) days after the end of each month, monthly unaudited financial statements of Alphatec;

(iii) within thirty (30) days after the end of each quarter a quarterly Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such quarter, Borrowers were in full compliance with all of the terms and conditions of this Agreement, and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks, and a calculation of the financial covenants set forth in Section 6.8 below;

(iv) the more frequent of weekly, by Monday of the following week, or with each request for a Revolving Advance, when Borrower’s Adjusted Quick Ratio is less than [***], a Transaction Report (and any schedules related thereto);

(v) within sixty (60) days after the beginning of each fiscal year of Borrowers, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for such fiscal year of Borrowers, and (B) annual financial projections for such fiscal year (on a quarterly basis), together with any related business forecasts used in the preparation of such annual financial projections; in each case, as approved by each Borrower’s board of directors and provided to Borrowers’ equity investors;

(vi) as soon as available, and in any event within one hundred eighty (180) days following the end of Alphatec’s fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank;

(vii) within thirty (30) days after the end of each month, applicable information to enable Bank to calculate the Adjusted Quick Ratio, and whether Borrowers are in compliance therewith; and

(viii) a prompt report of any legal actions pending or threatened in writing against a Borrower or any Subsidiary that could result in damages or costs to a Borrower or any Subsidiary of [***] or more.

(b) Parent shall provide Bank with, as soon as available, but no later than five (5) days after filing with the Securities Exchange Commission, Parent’s 10K, 10Q, and 8K reports;

Parent’s 10K, 10Q, and 8K reports required to be delivered pursuant hereto shall be deemed to have been delivered on the date on which Parent posts such report or provides a link thereto on Parent’s or another website (including www.sec.gov) on the Internet.

6.3 Accounts Receivable.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a) Schedules and Documents Relating to Accounts. Alphatec shall deliver to Bank transaction reports and schedules of collections, as provided in Section 6.2, on Bank’s standard forms; provided, however, that Alphatec’s failure to execute and deliver the same shall not affect or limit Bank’s Lien and other rights in all of Borrowers’ Accounts, nor shall Bank’s failure to advance or lend against a specific Account affect or limit Bank’s Lien and other rights therein. If requested by Bank, each Borrower shall furnish Bank with copies (or, at Bank’s request, originals) of all contracts, orders, invoices, and other similar documents, and all shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Accounts. In addition, each Borrower shall deliver to Bank, on Bank’s request, the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Accounts, in the same form as received, with all necessary indorsements, and copies of all credit memos.

(b) Disputes. Each Borrower shall promptly notify Bank of all disputes or claims exceeding Seventy Five Thousand Dollars ($75,000) relating to Accounts. Each Borrower may forgive (completely or partially), compromise, or settle any Account for less than payment in full, or agree to do any of the foregoing so long as (i) such Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, in arm’s-length transactions, and reports the same to Bank in the regular reports provided to Bank; (ii) no Default or Event of Default has occurred and is continuing; and (iii) after taking into account all such discounts, settlements and forgiveness, the total outstanding Advances will not exceed the lesser of the Revolving Line or the Borrowing Base.

(c) Collection of Accounts. Each Borrower shall have the right to collect all Accounts, unless and until a Default or an Event of Default has occurred and is continuing. Bank shall require that all proceeds of Accounts be deposited by Borrowers into the Lockbox. Whether or not an Event of Default has occurred and is continuing, each Borrower shall hold all payments on, and proceeds of, Accounts in trust for Bank, and each Borrower shall immediately deliver all such payments and proceeds to Bank, in their original form, duly endorsed, to be applied (i) prior to an Event of Default, pursuant to the terms of Section 2.4(f) hereof, and (ii) after the occurrence and during the continuance of an Event of Default, pursuant to the terms of Section 9.4 hereof.

(d) Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to a Borrower, such Borrower shall promptly (i) determine the reason for such return, (ii) issue a credit memorandum to the Account Debtor in the appropriate amount, and (iii) provide a copy of such credit memorandum to Bank, for the benefit of Bank, upon request from Bank. In the event any attempted return occurs after the occurrence and during the continuance of any Event of Default, such Borrower shall hold the returned Inventory in trust for Bank, and immediately notify Bank of the return of the Inventory.

(e) Verification. Bank may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts, either in the name of a Borrower or Bank or such other name as Bank may choose.

(f) No Liability. Bank shall not be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to an Account, or for any error, act, omission, or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Account, or for settling any Account in good faith for less than the full amount thereof, nor shall Bank be deemed to be responsible for any of Borrowers’ obligations under any contract or agreement giving rise to an Account. Nothing herein shall, however, relieve Bank from liability for its own gross negligence or willful misconduct.

6.4 Remittance of Proceeds. Except as otherwise provided in Section 6.3(c), deliver, in kind, all proceeds arising from the disposition of any Collateral to Bank, in the original form in which received by a Borrower not later than the following Business Day after receipt by a Borrower, to be applied to the Obligations pursuant to the terms of Section 9.4 hereof; provided that, if no Default or Event of Default has occurred and is continuing, Borrowers shall not be obligated to remit to Bank the proceeds of the sale of worn out or obsolete Equipment disposed of by a Borrower in good faith in an arm’s length transaction for an aggregate purchase price of

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

One Hundred Thousand Dollars ($100,000) or less (for all such transactions in any fiscal year). Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

6.5 Taxes; Pensions. Timely file, and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely file, all foreign, federal, state and local taxes, assessments, deposits and contributions owed by a Borrower and each of its Subsidiaries, except for deferred payment of any taxes contested pursuant to the terms of Section 5.8 hereof, and shall deliver to Bank, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms.

6.6 Access to Collateral; Books and Records. At reasonable times, but not more than two (2) times per year (unless a Default or Event of Default has occurred and is continuing) on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy each Borrower’s Books. The foregoing inspections and audits shall be at Borrowers’ expense, and the charge therefor shall be Eight Hundred Fifty Dollars ($850) per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses. In the event a Borrower and Bank schedule an audit more than ten (10) days in advance, and such Borrower cancels or seeks to reschedule the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), such Borrower shall pay Bank a fee of One Thousand Dollars ($1,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.

6.7 Insurance. Keep its business and the Collateral insured for risks and in amounts standard for companies in Borrowers’ industry and location and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Bank. All property policies shall have Bank’s loss payable endorsement showing Bank as an additional lender loss payee and waive subrogation against Bank, and all liability policies shall show, or have endorsements showing, Bank as an additional insured. Alphatec will make commercially reasonable efforts to ensure that all policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Bank at least thirty (30) days notice before canceling, amending, or declining to renew its policy. At Bank’s request, Borrowers shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrowers shall have the option of applying the proceeds of any casualty policy up to Five Hundred Thousand Dollars ($500,000) with respect to any loss toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Bank has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. If a Borrower fails to obtain insurance as required under this Section 6.7 or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.7, and take any action under the policies Bank reasonably deems prudent.

6.8 Operating Accounts.

(a) Maintain its primary depository, operating and securities accounts with Bank or Bank’s Affiliates, which accounts shall represent at least eighty five percent (85%) of the dollar value of each Borrower’s and each Borrower’s Subsidiaries’ accounts at all financial institutions. Notwithstanding the foregoing, Borrower’s shall cause multi-currency accounts with Bank to be opened no later than forty-five (45) days after the Effective Date.

(b) Provide Bank five (5) days prior written notice before establishing any Collateral Account at or with any bank or financial institution other than Bank or Bank’s Affiliates. In addition, for each Collateral Account that a Borrower or any Domestic Subsidiary at any time maintains, such Borrower shall cause the applicable bank or financial institution (other than Bank) at or with which any Collateral Account is maintained

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Bank’s Lien in such Collateral Account in accordance with the terms hereunder, which Control Agreement may not be terminated without prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of a Borrower’s employees and identified to Bank by Borrowers as such.

6.9 Financial Covenants. Maintain at all times, on a consolidated basis with respect to Borrowers and their Subsidiaries:

(a) Adjusted Quick Ratio. An Adjusted Quick Ratio, measured monthly, of at least (x) [***] (the “Tier 1 AQR”); (y) [***] (the “Tier 2 AQR”); and (z) [***] (the “Tier 3 AQR”).

(b) Free Cash Flow. Free Cash Flow, measured quarterly, of at least (i) [***]; (ii) [***]; and (iii) [***] thereafter.

6.10 Protection of Intellectual Property Rights. Each Borrower shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property; (b) promptly advise Bank in writing of material infringements of its material intellectual property; and (c) not allow any intellectual property material to such Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent. Notwithstanding the foregoing, in no event shall any Borrower be obligated to bring any action against any Person for infringement of such Borrower’s intellectual property if, such intellectual property is not material to Borrower’s business, or in the good faith business judgment of such Borrower’s board of directors, such an action would be impractical or imprudent.

6.11 Litigation Cooperation. From the date hereof and continuing through the termination of this Agreement, make available to Bank upon reasonable terms, without expense to Bank, each Borrower and its officers, employees and agents and each Borrower’s books and records, to the extent that Bank may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against Bank with respect to any Collateral or relating to a Borrower.

6.12 Notices of Litigation and Default. Each Borrower will give prompt written notice to Bank of any litigation or governmental proceedings pending or threatened (in writing) against such Borrower which would reasonably be expected to have a material adverse effect with respect to such Borrower. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon a Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, such Borrower shall give written notice to Bank of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

6.13 Creation/Acquisition of Subsidiaries. In the event a Borrower or a Subsidiary creates or acquires any Subsidiary, such Borrower or Subsidiary shall promptly notify Bank of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Bank to cause each such domestic Subsidiary to guarantee the Obligations of Borrowers under the Loan Documents and grant a continuing pledge and security interest in and to the assets of such Subsidiary (substantially as described on Exhibit A hereto); and the applicable Borrower and/or Subsidiary shall grant and pledge to Bank a perfected security interest in the Shares of each Subsidiary.

6.14 Further Assurances. Execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s Lien in the Collateral or to effect the purposes of this Agreement. Deliver to Bank, within ten (10) days after the same are sent or received, copies of all correspondence, reports, documents and other filings with any Governmental Authority regarding compliance with or maintenance of Governmental

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Approvals or Requirements of Law or that could reasonably be expected to have a material effect on any of the Governmental Approvals or otherwise on the operations of a Borrower or any of its Subsidiaries.

7	NEGATIVE COVENANTS

Neither Borrower shall do any of the following without Bank’s prior written consent:

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) in connection with Permitted Liens and Permitted Investments; (d) of non-exclusive licenses for the use of the property of Borrowers or their Subsidiaries in the ordinary course of business, and (e) non-exclusive licenses of Borrowers’ intellectual property in the ordinary course of business to include licenses of product to partnerships in bona fide collaborations.

7.2 Changes in Business, Management, Ownership, or Business Locations. (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by a Borrower and such Subsidiary, as applicable, or reasonably related thereto; (b) liquidate or dissolve; or (c) enter into any transaction or series of related transactions in which the stockholders of a Borrower immediately prior to the first such transaction own less than sixty five percent (65%) of the voting stock of such Borrower immediately after giving effect to such transaction or related series of such transactions (other than by the sale of a Borrower’s equity securities in a public offering or to venture capital investors so long as such Borrower identifies to Bank the venture capital investors prior to the closing of the transaction). Neither Borrower shall, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless (x) such new offices, business locations or warehouses contain less than One Hundred Thousand Dollars ($100,000) in such Borrower’s assets or property, or (y) Borrower has delivered to Bank a bailee agreement in form and substance satisfactory to Bank in its sole discretion with respect to such offices, business locations or warehouses), or (z) such warehouse consists of a drop-ship location that Borrower is using in the ordinary course of its business to store only Consigned Collateral, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into a Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. Neither Borrower shall sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Bank) with any Person which directly or indirectly prohibits or has the effect of prohibiting a Borrower or any Subsidiary from selling, transferring, assigning, mortgaging, pledging, leasing, granting a security interest in or upon, or encumbering any of a Borrower’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens” herein.

7.6 Maintenance of Collateral Accounts. Maintain any Collateral Account except pursuant to the terms of Section 6.8(b) hereof.

7.7 Distributions; Investments. (a) Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

or redeem, retire or purchase any capital stock provided that (i) each Borrower may pay dividends solely in common stock; and (ii) each Borrower may repurchase the stock of former employees or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided such repurchase does not exceed in the aggregate of [***] per fiscal year.

7.8 Transactions with Affiliates. Except as disclosed in any filings under applicable securities laws, directly or indirectly enter into or permit to exist any material transaction with any Affiliate of a Borrower, except for transactions that are in the ordinary course of a Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.9 Subordinated Debt. (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to Obligations owed to Bank.

7.10 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on a Borrower’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of a Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

7.11 Indebtedness Payments. (i) Prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness for borrowed money (other than amounts due under this Agreement or due Bank) or lease obligations, (ii) amend, modify or otherwise change the terms of any Indebtedness for borrowed money or lease obligations so as to accelerate the scheduled repayment thereof or (iii) repay any notes to officers, directors or shareholders.

8	EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1 Payment Default. A Borrower fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) day grace period shall not apply to payments due on the Revolving Line Maturity Date). During the grace period, the failure to cure the payment default is not an Event of Default (but no Credit Extension will be made during the grace period);

8.2 Covenant Default.

(a) A Borrower fails or neglects to perform any obligation in Sections, 6.2, 6.5, 6.7, 6.8 or 6.9 or violates any covenant in Section 7; or

(b) A Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any Loan Documents, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by such Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this Section shall not apply, among other things, to financial covenants or any other covenants set forth in subsection (a) above;

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of a Borrower or of any entity under control of a Borrower (including a Subsidiary) on deposit with Bank or any Bank Affiliate, or (ii) a notice of lien, levy, or assessment is filed against any of a Borrower’s assets by any government agency, and the same under subclauses (i) and (ii) hereof are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Credit Extensions shall be made during any ten (10) day cure period; and

(b) (i) any material portion of a Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents a Borrower from conducting any part of its business;

8.5 Insolvency. (a) a Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (b) a Borrower begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made while of any of the conditions described in clause (a) exist and/or until any Insolvency Proceeding is dismissed);

8.6 Other Agreements. There is a default in any agreement to which a Borrower or any Guarantor is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could reasonably be expected to have a material adverse effect on a Borrower’s business;

8.7 Judgments. A final, nonappealable judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least [***] (not covered by independent third-party insurance) shall be rendered against a Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days after the entry thereof (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.8 Misrepresentations. A Borrower or any Person acting for a Borrower makes any material representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document, and such representation, warranty, or other statement is incorrect in any material respect when made;

8.9 Subordinated Debt. A default or breach occurs under any agreement between a Borrower and any creditor of a Borrower that signed a subordination, intercreditor, or other similar agreement with Bank, or any creditor that has signed such an agreement with Bank breaches any terms of such agreement;

8.10 Guaranty. (a) Any guaranty of any Obligations terminates or ceases for any reason to be in full force and effect; (b) any Guarantor does not perform any obligation or covenant under any guaranty of the Obligations; (c) any circumstance described in Sections 8.3, 8.4, 8.5, 8.7, or 8.8 occurs with respect to any Guarantor, or (d) the liquidation, winding up, or termination of existence of any Guarantor;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8.11 Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in clause (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) has, or could reasonably be expected to have, a Material Adverse Change, or (ii) adversely affects the legal qualifications of a Borrower or any of its Subsidiaries to hold such Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of a Borrower or any of its Subsidiaries to hold any Governmental Approval in any other jurisdiction.

9	RIGHTS AND REMEDIES

9.1 Rights and Remedies. While an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) stop advancing money or extending credit for either Borrower’s benefit under this Agreement or under any other agreement between either Borrower and Bank;

(c) demand that Borrowers (i) deposit cash with Bank in an amount equal to the aggregate amount of any Letters of Credit remaining undrawn, as collateral security for the repayment of any future drawings under such Letters of Credit, and Borrowers shall forthwith deposit and pay such amounts, and (ii) pay in advance all Letter of Credit fees scheduled to be paid or payable over the remaining term of any Letters of Credit;

(d) terminate any FX Forward Contracts;

(e) settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Bank considers advisable, notify any Person owing a Borrower money of Bank’s security interest in such funds, and verify the amount of such account;

(f) make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its security interest in the Collateral. Each Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Each Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(g) apply to the Obligations any (i) balances and deposits of Borrowers it holds, or (ii) any amount held by Bank owing to or for the credit or the account of a Borrower;

(h) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, each Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, each Borrower’s rights under all licenses and all franchise agreements inure to Bank;

(i) place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(j) demand and receive possession of each Borrower’s Books; and

(k) exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

9.2 Power of Attorney. Each Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, exercisable only upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s name on any checks or other forms of payment or security; (b) sign such Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; (d) make, settle, and adjust all claims under such Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Bank or a third party as the Code permits. Each Borrower hereby appoints Bank as its lawful attorney-in-fact to sign such Borrower’s name on any documents necessary to perfect or continue the perfection of Bank’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Bank are under no further obligation to make Credit Extensions hereunder. Bank’s foregoing appointment as each Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3 Protective Payments. If a Borrower fails to obtain the insurance called for by Section 6.7 or fails to pay any premium thereon or fails to pay any other amount which a Borrower is obligated to pay under this Agreement or any other Loan Document, Bank’s may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then highest applicable rate, and secured by the Collateral. Bank will make reasonable efforts to provide Borrowers with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4 Application of Payments and Proceeds. Borrowers shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by a Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement. If an Event of Default has occurred and is continuing, Bank may apply any funds in their possession, whether from either Borrower’s account balances, payments, proceeds realized as the result of any collection of Accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrowers by credit to the Designated Deposit Account or to other Persons legally entitled thereto; Borrowers shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Bank shall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5 Liability for Collateral. So long as the Bank comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of the Bank, the Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6 No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by a Borrower of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7 Demand Waiver. Each Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which a Borrower is liable.

10	NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon transmission, when sent by facsimile transmission; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number indicated below. Each party may change its address or facsimile number by giving the other parties written notice thereof in accordance with the terms of this Section 10.

If to Borrowers:	ALPHATEC SPINE, INC. ALPHATEC HOLDINGS, INC. 5818 El Camino Real Carlsbad, CA 92008 Attn: Michael O’Neill - Chief Financial Officer Tel: 760-494-6715 Fax: 760-930-2513

If to Bank:	Silicon Valley Bank 4370 La Jolla Village Drive, Suite 860 San Diego, CA 92121 Attn: Mike White Tel.: (858) 784-3310 Fax: (858) 622-1424

11	CHOICE OF LAW, VENUE, JURY TRIAL WAIVER AND JUDICIAL REFERENCE

California law governs the Loan Documents without regard to principles of conflicts of law. Each Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Each Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to either Borrower at the address set forth in Section 10 of this Agreement and that service so made shall be deemed completed upon the earlier to occur of a Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH BORROWER, BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12	GENERAL PROVISIONS

12.1 Termination of Revolving Line Prior to Revolving Line Maturity Date. The Revolving Line may be terminated prior to the Revolving Line Maturity Date by Borrowers (or any of them), effective two (2) Business Days after written notice of termination is given to Bank. Notwithstanding any such termination, Bank’s liens and security interests in the Collateral shall continue until each Borrower fully satisfies its Obligations under the Loan Documents. If such termination is at a Borrower’s election, or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrowers shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee (the “Revolving Line Termination Fee”) in an amount equal to (i) [***], if such termination occurs on or prior to the first anniversary of the Effective Date; (ii) [***], if such termination occurs after the first anniversary of the Effective Date but on or prior to the second anniversary of the Effective Date; and (iii) [***] if such termination occurs thereafter.

12.2 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrowers may not assign this Agreement or any rights or obligations under it without Bank’s prior written consent (which may be granted or withheld in Bank’s reasonable discretion). Bank has the right, without the consent of or notice to either Borrower, to sell, transfer, assign, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights, and benefits under this Agreement and the other Loan Documents.

12.3 Indemnification; Expenses. Each Borrower agrees to indemnify, defend and hold Bank and its respective directors, officers, employees, agents, attorneys, or any other Person affiliated with or representing Bank

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following, or arising from transactions between Bank and either Borrower (including reasonable attorneys’ fees and expenses), except to the extent that such are Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provisions. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Correction of Loan Documents. Bank may, after reasonable consultation with Borrowers, correct immaterial patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.7 Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by Bank and Borrowers. This Agreement and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the other Loan Documents.

12.8 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.9 Borrowers’ Liability. Either Borrower may, acting singly, request Credit Extensions hereunder. Each Borrower hereby appoints the other as agent for the other for all purposes hereunder, including with respect to requesting Credit Extensions hereunder. Each Borrower hereunder shall be obligated to repay all Credit Extensions made hereunder, regardless of which Borrower actually receives said Credit Extension, as if each Borrower hereunder directly received all Credit Extensions. Notwithstanding any other provision of this Agreement or other related document, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under this Agreement) to seek contribution, indemnification or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with this Agreement or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section shall be null and void. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

12.10 Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied. The obligation of each Borrower in Section 12.3 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.11 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank’s and Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to regulators or as otherwise required in connection with an examination or audit; and (e) as Bank considers appropriate in exercising remedies under the Loan Documents. Confidential information does not include information that either: (i) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for any purpose, including, without limitation, for the development of client databases, reporting purposes, and market analysis, so long as Bank does not disclose either Borrower’s identity or the identity of any person associated with either Borrower unless otherwise expressly permitted by this Agreement. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

12.12 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrowers, Bank arising out of or relating to the Loan Documents, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

12.13 Right of Set Off. Each Borrower hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank hereunder, whether now existing or hereafter arising upon and against all deposits, credits, Collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank affiliate) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrowers even though unmatured and regardless of the adequacy of any other Collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWERS ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.14 Effect of Amendment and Restatement. Except as otherwise set forth herein, this Agreement is intended to and does completely amend and restate, without novation, the Original Agreement. All security interests granted under the Original Agreement are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

13	DEFINITIONS

13.1 Definitions. As used in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made, and includes, without limitation, all accounts receivable and other sums owing to a Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made.

“Adjusted Quick Ratio” means a ratio of (a) (i) Global Cash, (ii) domestic Cash Equivalents held at Bank or Bank’s Affiliates (subject to a control agreement in form and content acceptable to Bank); (iii) [***] of Eligible Accounts as of any date of determination, to (b) the outstanding Revolving Advances as of such date.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Agreement” is defined in the preamble hereof.

“API” means Alphatec Pacific, Inc., a wholly owned Subsidiary of Parent organized under the laws of Japan.

“API Share Pledge Documents” means (i) the API Share Pledge Agreement and any related documents and (ii) resolutions of API authorizing such share pledge documents.

“ATEC Germany” means Alphatec Spine GmbH, a wholly owned Subsidiary of Parent, organized under the laws of German.

“ATEC Germany Share Pledge Documents” means the Share Pledge Agreement, the German Amendment Agreement and any related documents, instruments or agreements required to effect the pledge of sixty-five percent (65%) of the shares of ATEC Germany by Parent.

“ATEC CV” means Alphatec Holdings International C.V., a wholly owned Subsidiary of Parent, being a limited partnership (commanditaire vennootschap), established under Netherlands law, with address at Blaak 40 Basement, 3011 TA, Rotterdam and registered with the Chamber of Commerce of Rotterdam under number 24490553.

“ATEC CV Share Pledge Documents” means that certain Amendment Agreement dated on or about the date of the General Partner’s Resolution between Parent and Alphatec as Pledgors, Silicon Valley Bank as Pledgee and Parent as general partner of Alphatec Holdings International C.V. which amends a Disclosed Deed of Pledge of Partner Interests in Alphatec Holdings International C.V. between Parent and Alphatec as Pledgors, Silicon Valley Bank as Pledgee and Parent as general partner of Alphatec Holdings International C.V dated March 26, 2010; a Written Resolution of the General Partners of ATEC CV; and any related documents, instruments or agreements required to effect the pledge of sixty-five percent (65%) of the shares of ATEC CV by Parent; together with the CV Partnership Agreement (Deed of establishment), the Extract from the Dutch Chamber of Commerce and the Resolution of the General Partners of ATEC CV.

“Availability Amount” is (a) the lesser of (i) the Revolving Line or (ii) (x) the amount available under the Borrowing Base plus (y) the Non-Formula Amount, minus (b) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) plus an amount equal to the Letter of Credit Reserve, minus (c) the FX Reduction Amount, minus (d) any amounts used for Cash Management Services, and minus (e) the outstanding principal balance of any Revolving Advances.

“Bank” is defined in the preamble hereof.

“Bank Expenses” are all audit fees and expenses, costs, and expenses (including reasonable attorneys’ fees and expenses) for preparing, amending, negotiating, administering, defending and enforcing the Loan Documents and the Warrants (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred with respect to a Borrower.

“Borrower” and “Borrowers” are defined in the preamble hereof.

“Borrower’s Books” are all of a Borrower’s books and records including ledgers, federal and state tax returns, records regarding a Borrower’s assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Borrowing Base” is the sum of (a) [***] of Eligible Accounts (which includes domestically billed foreign Accounts receivable, provided that such Accounts are otherwise Eligible Accounts); plus (b) the lesser of (i) [***] of the net amount of Scient’x Accounts receivable, as reported on Borrowers’ monthly consolidated financial statements; (ii) [***]; or (iii) [***] of total borrowing availability; plus (c) the lesser of (i) [***] of the value of

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Alphatec’s Eligible Inventory (valued at the lower of cost or wholesale fair market value); (ii) [***]; or (iii) [***] of total borrowing availability; in each case, as determined by Bank from Borrowers’ most recent Transaction Report; provided, however, that Bank may decrease the foregoing percentages in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

“Borrowing Resolutions” are, with respect to any Person, those resolutions adopted by such Person’s Board of Directors and delivered by such Person to Bank approving the Loan Documents to which such Person is a party and the transactions contemplated thereby, together with a certificate executed by its secretary on behalf of such Person certifying that (a) such Person has the authority to execute, deliver, and perform its obligations under each of the Loan Documents to which it is a party, (b) that attached as an exhibit to such certificate is a true, correct, and complete copy of the resolutions then in full force and effect authorizing and ratifying the execution, delivery, and performance by such Person of the Loan Documents to which it is a party, (c) the name(s) of the Person(s) authorized to execute the Loan Documents on behalf of such Person, together with a sample of the true signature(s) of such Person(s), and (d) that Bank may conclusively rely on such certificate unless and until such Person shall have delivered to Bank a further certificate canceling or amending such prior certificate.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.

“Cash Management Services” is defined in Section 2.1.5.

“Code” is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of California; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Bank’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of California, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes on the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of each Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made.

“Compliance Certificate” is that certain certificate in the form attached hereto as Exhibit D.

“Consigned Collateral” means raw materials, Equipment and Inventory that has been (i) consigned to Borrowers’ third party distribution agents and/or direct sales agents in the ordinary course of Borrowers’ business, or (ii) transferred to a drop-ship location in the ordinary course of Borrowers’ business.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among the depository institution at which a Borrower maintains a Deposit Account or the securities intermediary or commodity intermediary at which a Borrower maintains a Securities Account or a Commodity Account, such Borrower, and Bank pursuant to which Bank obtains control (within the meaning of the Code) for the benefit of Bank over such Deposit Account, Securities Account, or Commodity Account.

“Credit Extension” is any Revolving Advance, Letter of Credit, FX Forward Contract, amount utilized for Cash Management Services, or any other extension of credit by Bank for a Borrower’s benefit.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” is defined in Section 2.4(b).

“Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made.

“Designated Deposit Account” is Alphatec’s deposit account, account number [***], maintained with Bank.

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“EBITDA” means earnings before interest, taxes, depreciation, amortization, realized and unrealized foreign exchange gain and loss and non-cash charges related to equity-based compensation and cash and non-cash in-process research and development expenses, plus transaction related deal costs and restructuring costs in accordance with FAS 141R (as defined by the Financial Accounting Standards Board and specifically related to non-operational and non-recurring expenses). The cash-based in-process research and development add-back, for purposes of this calculation, shall be limited to [***] in any given quarter; plus up to (i) [***]; and (ii) [***]. Transaction related deal costs and restructuring costs, for purposes of this calculation, shall be limited to (x) the aggregate amount of [***] for fiscal years 2010 and 2011; and (y) [***] thereafter. Cash-based in-process R&D payments, and transaction related deal costs and restructuring costs, in excess of the amounts set forth in the respective preceding sentences, shall not be included in the calculation of EBITDA.

“Effective Date” is defined in the preamble of this Agreement.

“Eligible Accounts” means Accounts which arise in the ordinary course of a Borrower’s business that meet all Borrowers’ representations and warranties in Section 5.2. Bank reserves the right at any time after the Effective Date to adjust any of the criteria set forth below and to establish new criteria in its good faith business judgment. Eligible Accounts shall not include:

(a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date regardless of invoice payment period terms;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b) Accounts owing from an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c) Accounts billed in the United States and owing from an Account Debtor which does not have its principal place of business in the United States or Canada unless such Accounts are otherwise Eligible Accounts;

(d) Accounts billed and payable outside of the United States unless Bank have a first priority, perfected security interest or other enforceable Lien in such Accounts;

(e) Accounts owing from an Account Debtor to the extent that either Borrower is indebted or obligated in any manner to the Account Debtor (as creditor, lessor, supplier or otherwise - sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts), with the exception of customary credits, adjustments and/or discounts given to an Account Debtor by a Borrower in the ordinary course of its business;

(f) Accounts for which the Account Debtor is a Borrower’s Affiliate, officer, employee, or agent;

(g) Accounts with credit balances over ninety (90) days from invoice date;

(h) Accounts owing from an Account Debtor, including Affiliates, whose total obligations to a Borrower exceed twenty-five (25%) of all Accounts, for the amounts that exceed that percentage, unless Bank approves in writing;

(i) Accounts owing from an Account Debtor which is a United States government entity or any department, agency, or instrumentality thereof unless the applicable Borrower has assigned its payment rights to Bank and the assignment has been acknowledged under the Federal Assignment of Claims Act of 1940, as amended;

(j) Accounts for demonstration or promotional equipment, or in which goods are consigned, or sold on a “sale guaranteed”, “sale or return”, “sale on approval”, or other terms if Account Debtor’s payment may be conditional;

(k) Accounts owing from an Account Debtor that has not been invoiced or where goods or services have not yet been rendered to the Account Debtor (sometimes called memo billings or pre-billings);

(l) Accounts subject to contractual arrangements between a Borrower and an Account Debtor where payments shall be scheduled or due according to completion or fulfillment requirements where the Account Debtor has a right of offset for damages suffered as a result of a Borrower’s failure to perform in accordance with the contract (sometimes called contracts accounts receivable, progress billings, milestone billings, or fulfillment contracts);

(m) Accounts owing from an Account Debtor the amount of which may be subject to withholding based on the Account Debtor’s satisfaction of a Borrower’s complete performance (but only to the extent of the amount withheld; sometimes called retainage billings);

(n) Accounts subject to trust provisions, subrogation rights of a bonding company, or a statutory trust;

(o) Accounts owing from an Account Debtor that has been invoiced for goods that have not been shipped to the Account Debtor unless Bank, the applicable Borrower, and the Account Debtor have entered into an agreement acceptable to Bank in its sole discretion wherein the Account Debtor acknowledges that (i) it has title to and has ownership of the goods wherever located, (ii) a bona fide sale of the goods has occurred, and (iii) it

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

owes payment for such goods in accordance with invoices from the applicable Borrower (sometimes called “bill and hold” accounts);

(p) Accounts owing from an Account Debtor with respect to which a Borrower has received Deferred Revenue (but only to the extent of such Deferred Revenue);

(q) Accounts for which the Account Debtor has not been invoiced;

(r) Accounts that represent non-trade receivables or that are derived by means other than in the ordinary course of a Borrower’s business;

(s) Accounts for which a Borrower has permitted Account Debtor’s payment to extend beyond 90 days;

(t) Accounts subject to chargebacks or others payment deductions taken by an Account Debtor (but only to the extent the chargeback is determined invalid and subsequently collected by a Borrower);

(u) Accounts in which the Account Debtor disputes liability or makes any claim (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business; and

(v) Accounts for which Bank in its good faith business judgment determines collection to be doubtful.

“Eligible Inventory” means Inventory that meets in all material respects all of Borrowers’ representations and warranties in Section 5.2 and is raw material Inventory and finished goods Inventory located at Borrower’s leased facilities located at 5818 El Camino Real, Carlsbad, CA 92008 and 5830 El Camino Real, Carlsbad, CA 92008.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), personal computers, laptops, workstations, routers and other computer equipment, and any interest in any of the foregoing

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” is defined in Section 8.

“Foreign Currency” means lawful money of a country other than the United States.

“Free Cash Flow” is EBITDA less capital expenditures and cash taxes, determined in accordance with GAAP.

“Funding Date” is any date on which a Credit Extension is made to or on account of a Borrower which shall be a Business Day.

“FX Business Day” is any day when (a) Bank’s Foreign Exchange Department is conducting its normal business and (b) the Foreign Currency being purchased or sold by a Borrower is available to Bank from the entity from which Bank shall buy or sell such Foreign Currency.

“FX Forward Contract” is defined in Section 2.1.4.

“FX Reduction Amount” is defined in Section 2.1.4.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“FX Reserve” is defined in Section 2.1.4.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

“General Intangibles” is all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“German Amendment Agreement” means the amendment agreement governed by German law relating to the Share Pledge Agreement to be entered between (inter alia) ATEC Germany, the Parent as pledgor and the Bank as pledgee and Oxford Finance Cooperation.

“Global Cash” is all domestic cash of Borrower’s held at Bank, plus foreign cash in Bank’s multi-currency accounts stated in US Dollars as of any date of determination.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

“Guarantor” means any guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of a Borrower’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Letter of Credit” means a standby letter of credit issued by Bank or another institution based upon an application, guarantee, indemnity or similar agreement on the part of Bank as set forth in Section 2.1.3.

“Letter of Credit Application” is defined in Section 2.1.3(a).

“Letter of Credit Reserve” has the meaning set forth in Section 2.1.3(g).

“Lien” is a claim, mortgage, lien, deed of trust, levy, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificate, the Milverton Pledge Documents, the API Share Pledge Documents, the ATEC Germany Share Pledge Documents, the ATEC CV Share Pledge Documents any Note, or Notes or guaranties and/or security agreements executed by a Borrower or any guarantor, and any other present or future agreement, other than the Warrants, between a Borrower, any guarantor and/or for the benefit of Bank in connection with this Agreement, all as amended, restated, or otherwise modified.

“Material Adverse Change” is (a) a material impairment in the perfection or priority of Bank’s Lien in the Collateral or in the value of such Collateral; (b) a material adverse change in the business, operations, or condition (financial or otherwise) of a Borrower; (c) a material impairment of the prospect of repayment of any portion of the Obligations. or (d) Bank determines, based upon information available to it and in its reasonable judgment, that there is a reasonable likelihood that Borrowers shall fail to comply with one or more of the financial covenants in Section 6 during the next succeeding financial reporting period.

“Milverton” means Milverton Ltd., a wholly owned subsidiary of Parent organized under the laws of Hong Kong.

“Milverton Pledge Documents” means (i) that certain Equitable Mortgage Over Shares executed by Parent and Milverton and (ii) resolutions of Milverton authorizing the Equitable Mortgage Over Shares.

“Non-Formula Amount” means Revolving Advances made without regard to the Borrowing Base, in an aggregate amount not to exceed [***].

“Note” means a secured promissory note in form and content acceptable to Bank.

“Obligations” are each Borrower’s obligation to pay when due any debts, principal, interest, Bank Expenses, Revolving Commitment Fee, Revolving Line Termination Fee, and other amounts a Borrower owes Bank now or later, whether under this Agreement, the Loan Documents, or otherwise, including, without limitation, all obligations relating to letters of credit (including reimbursement obligations for drawn and undrawn letters of credit), Cash Management Services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of a Borrower assigned to Bank, and the performance of each Borrower’s duties under the Loan Documents.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified with the Secretary of State of such Person’s state of formation on a date that is no earlier than 30 days prior to the Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Overadvance” is defined in Section 2.2.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Payment” means all checks, wire transfers and other items of payment received by Bank (including proceeds of Accounts and payment of the Obligations in full) for credit to Borrowers’ outstanding Credit Extensions or, if the balance of the Credit Extensions has been reduced to zero, for credit to its Deposit Accounts.

“Payment/Advance Form” is that certain form attached hereto as Exhibit B.

“Perfection Certificate” is defined in Section 5.1.

“Permitted Indebtedness” is:

(a) Each Borrower’s Indebtedness to Bank under this Agreement and the other Loan Documents;

(b) Indebtedness existing on the Effective Date and shown on the Perfection Certificate;

(c) Subordinated Debt;

(d) unsecured Indebtedness to trade creditors and with respect to insurance premiums, surety bonds and similar obligations incurred in the ordinary course of business;

(e) Indebtedness not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate during the term of this Agreement secured by a lien described in clause (j) of the defined term “Permitted Liens;” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the software (and any related hardware and maintenance agreements) financed with such Indebtedness;

(f) Indebtedness secured by Permitted Liens;

(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (e) above, provided that the then-outstanding principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon a Borrower or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a) Investments shown on the Perfection Certificate and existing on the Effective Date;

(b) any Investments permitted by a Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved by Bank;

(c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of a Borrower;

(d) Investments accepted in connection with Transfers permitted by Section 7.1;

(e) Investments by a Borrower in a Guarantor or another Borrower and investments by a Guarantor in a Borrower;

(f) (i) Investments of Subsidiaries which are not Guarantors in or to other Subsidiaries which are not Guarantor or a Borrower; and (ii) Investments by a Borrower in Subsidiaries which are not Guarantors not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate in any fiscal year;

(g) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

relating to the purchase of equity securities of a Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by a Borrower’s Board of Directors which do not exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any year, provided that no cash loans under this clause (ii) may be made if an Event of Default is then occurring or would otherwise upon the making thereof;

(h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business; and

(i) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments of a Borrower in any Subsidiary.

Notwithstanding the foregoing, Permitted Investments shall not include, and each Borrower and each Subsidiary is prohibited from purchasing, purchasing participations in, entering into any type of swap or other equivalent derivative transaction, or otherwise holding or engaging in any ownership interest in any type of debt instrument, including, without limitation, any corporate or municipal bonds with a long-term nominal maturity for which the interest rate is reset through a dutch auction and more commonly referred to as an “auction rate security.”

“Permitted Liens” are:

(a) Liens existing on the Effective Date and shown on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which a Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s Liens;

(c) statutory Liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other Persons imposed without action of such parties, provided, they have no priority over any of Bank’s Liens and the aggregate amount of such Liens does not at any time exceed Two Hundred Fifty Thousand Dollars ($250,000);

(d) Liens to secure payment of workers’ compensation, employment insurance, old-age pensions, social security and other like obligations incurred in the ordinary course of business, provided, they have no priority over any of Bank’s Liens and the aggregate amount of the Indebtedness secured by such Liens does not at any time exceed One Hundred Thousand Dollars ($100,000);

(e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (e), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and similar charges or encumbrances affecting real property not constituting or reasonable likely to have a Material Adverse Change;

(g) Leases or subleases of real property granted in the ordinary course of business, and leases, subleases, non-exclusive licenses or sublicenses of property (other than real property or intellectual property) granted in the ordinary course of a Borrower’s business, if the leases, subleases, licenses and sublicenses do not prohibit granting Bank a security interest;

(h) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.4 or 8.7;

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i) Liens in favor of other financial institutions arising in connection with a Borrower’s deposit and/or securities accounts held at such institutions, provided that such Borrower has complied with Section 6.8 hereof;

(j) Liens not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate upon or in any software (and related hardware) acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such software (and related hardware) or indebtedness incurred solely for the purpose of financing the acquisition of such software (and related hardware), provided that the Lien is confined solely to the software (and related hardware) so acquired or financed; and

(k) Purchase money Liens (i) on Equipment acquired or held by a Borrower incurred in connection with financing the acquisition of the Equipment or (ii) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment, in both cases, collectively, securing no more than One Million Five Hundred Thousand Dollars ($1,500,000) in the aggregate amount outstanding.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserves” means, as of any date of determination, such amounts as Bank may from time to time establish and revise in their good faith business judgment, reducing the amount of Advances and other financial accommodations which would otherwise be available to a Borrower (a) to reflect events, conditions, contingencies or risks which, as determined by Bank in its good faith business judgment, do or may adversely affect (i) the Collateral or any other property which is security for the Obligations or its value (including without limitation any increase in delinquencies of Accounts), (ii) the assets, business or prospects of a Borrower or any Guarantor, or (iii) the security interests and other rights of Bank in the Collateral (including the enforceability, perfection and priority thereof); or (b) to reflect Bank’s good faith belief that any collateral report or financial information furnished by or on behalf of a Borrower or any Guarantor to Bank is or may have been incomplete, inaccurate or misleading in any material respect; or (c) in respect of any state of facts which Bank determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer and Secretary of each Borrower.

“Revenue” means the consolidated revenue of Borrowers and their Subsidiaries, determined in accordance with GAAP.

“Revolving Advance” or “Revolving Advances” means an advance (or advances) under the Revolving Line.

“Revolving Commitment Fee” is defined in Section 2.5(a) hereof.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Revolving Line” is a Revolving Advance or Revolving Advances in an amount equal to Thirty Two Million Dollars ($32,000,000).

“Revolving Line Maturity Date” is October 29, 2013.

“Revolving Line Termination Fee” is defined in Section 12.1.

“Scient’x” is Scient’x S.A., an entity organized under the laws of France.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made.

“Share Pledge Agreement” means the notarial share pledge agreement dated 25 March 2010 (roll of deeds no. J32/2010 of notary Mr. Wolfgang Jopen, Berlin) creating a first ranking pledge right (Verpfändung) over the shares in ATEC Germany between means the share pledge agreement dated governed by German law between ATEC Germany, the Parent as pledgor, Oxford Finance Corporation and the Bank as pledgees.

“Shares” means (i) sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is not an entity organized under the laws of the United States or any territory thereof, and (ii) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary of such Borrower which is an entity organized under the laws of the United States or any territory thereof.

“Subordinated Debt” is indebtedness incurred by a Borrower subordinated to all of such Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank’s, the applicable Borrower or Borrowers and the other creditor), on terms acceptable to and negotiated in good faith by Bank.

“Subsidiary” means, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Tier 1 AQR” is defined in Section 6.9(a).

“Tier 2 AQR” is defined in Section 6.9(a).

“Tier 3 AQR” is defined in Section 6.9(a).

“Transaction Report” is that certain report of transactions and schedule of collections in the form attached hereto as Exhibit C.

“Transfer” is defined in Section 7.1.

“Warrants” are those certain Warrants to Purchase Stock, dated on or about the date of the Original Agreement, executed by Parent in favor of Bank and Oxford Finance Corporation.

[Balance of Page Intentionally Left Blank]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWERS:

ALPHATEC SPINE, INC.

By	/s/ Dirk Kuyper
Name:	Dirk Kuyper
Title:	President and CEO

ALPHATEC HOLDINGS, INC.

By	/s/ Dirk Kuyper
Name:	Dirk Kuyper
Title:	President and CEO

BANK:

SILICON VALLEY BANK

By	/s/ Derek Brunelle
Name:	Derek Brunelle
Title:	Deal Team Leader

[Signature Page to Second Amended and Restated Loan and Security Agreement]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as provided below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include any of the following, whether now owned or hereafter acquired, any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing; provided, however, the Collateral shall include all Accounts, license and royalty fees and other revenues, proceeds, or income arising out of or relating to any of the foregoing.

Pursuant to the terms of a certain negative pledge arrangement with Bank, Borrower has agreed not to encumber any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, without Bank’s prior written consent.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

Loan Payment/Advance Request Form

DEADLINE FOR SAME DAY PROCESSING IS NOON P.S.T.

Fax To:	Date: _____________________

LOAN PAYMENT:

ALPHATEC SPINE, INC. and ALPHATEC HOLDINGS, INC.

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $		and/or Interest $

Authorized Signature:		Phone Number:
Print Name/Title:

LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #		To Account #
	(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrowers’ representations and warranties in the Second Amended and Restated Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:		Phone Number:

Print Name/Title:

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is noon, P.S.T.

Beneficiary Name:	Amount of Wire: $
Beneficiary Bank:	Account Number:
City and State:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):
(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:
For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (if required):
Print Name/Title:	Print Name/Title:
Telephone #:	Telephone #:

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT C

Transaction Report

[Excel spreadsheet to be provided from Bank]

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK,
Date:
FROM:	ALPHATEC SPINE, INC. and ALPHATEC HOLDINGS, INC.

The undersigned authorized officer of ALPHATEC SPINE, INC. (“Alphatec”) certifies on behalf of Alphatec and ALPHATEC HOLDINGS, INC. (“Parent” and together with Alphatec each a “Borrower” and collectively, “Borrowers”) that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrowers, Bank (the “Agreement”), (1) Each Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Each Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and each Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by such Borrower except as otherwise permitted pursuant to the terms of Section 5.8 of the Agreement, and (5) no Liens have been levied or claims made against either Borrower or any of their Subsidiaries relating to unpaid employee payroll or benefits of which such Borrower has not previously provided written notification to Bank’s. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrowers are not in material compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
[***]	[***]	Yes No

Financial Covenant	Required	Actual	Complies
[***]	[***]		Yes No

*	[***]

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

The following analysis and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ALPHATEC SPINE, INC.	LENDERS’ USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1 to Compliance Certificate

I.	Adjusted Quick Ratio (Section 6.9(a))

Required:	[***]

Actual:

A.	Borrowers’ Global Cash (as defined in the Loan Agreement)	$

B.	Domestic Cash Equivalents held at SVB of SVB Affiliates (subject to control agreements)	$

C.	Eligible domestic accounts receivable X [***]%	$

D.	Amount outstanding under Revolving Line	$

E.	Adjusted Quick Ratio (sum of lines A, B and C, divided by line D)

Is line E equal to or greater than [***]?

No, not in compliance	Yes, in compliance

II.	EBITDA is calculated as follows:

A.	Earnings of Borrowers and their Subsidiaries	$

B.	Interest paid by Borrowers and their Subsidiaries	$

C.	Taxes paid by Borrowers and their Subsidiaries	$

D.	Depreciation attributable to Borrowers and their Subsidiaries	$

E.	Amortization attributable to Borrowers and their Subsidiaries	$

F.	Non-cash charges related to equity-based compensation	$

G.	Cash and Non-cash charges related to in-process research and development*	$

H.	Realized and unrealized foreign exchange gain or loss	$

I.	Transaction related deal costs and restructuring costs (FAS 141R)*	$

J.	EBITDA (line A plus line B plus line C plus line D plus line E plus line F plus line G plus line H plus line I)	$

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

*	explain on attachment; to be reviewed and approved by Bank – subject to limitations set forth in the Agreement

III.	FREE CASH FLOW (Section 6.9(b)) is calculated as follows:

A.	EBITDA (line II.J., above)	$

B.	Capital expenditures	$

C.	Cash taxes	$

D.	Free Cash Flow (line A minus line B and line C)	$

Is line III. D. equal to or greater than the amounts required below?

Required:	[***]

Actual:

Yes, in compliance	No, not in compliance.

Portions of this Exhibit were omitted, as indicated by [***], and have been filed separately with the Secretary of the Commission pursuant to the Registrant’s application requesting confidential treatment under

Rule 24b-2 of the Securities Exchange Act of 1934, as amended.